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                                                                    EXHIBIT 16.1


                                                                        DELOITTE
                                                                        & TOUCHE




October 15, 2003

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read Item 4(a) of American HomePatient, Inc.'s Form 8-K dated October 13, 2003, and we agree with the statements made therein.

Yours truly,

/s/ Deloitte & Touche LLP